UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2007

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 30, 2007, the acceleration of certain payments became due and owing under the 8% Series H Convertible Secured Debentures (the “Debentures”) entered into with certain investors for a total of $650,000. Pursuant to such acceleration, certain investors subscribing for a total of $183,000 of the Debentures converted the Debentures into shares of our common stock pursuant to the terms of the Debentures, certain investors subscribing for a total of $122,000 of the Debentures were paid in full, and certain investors subscribing for a total of $345,000 of the Debentures agreed to amend the terms of the Debenture to provide for an extension for all payments under the Debentures. As consideration for such extension, we shall issue up to one thousand (1,000) H-1 warrants per month per Unit subscribed to for each Investor executing the amendment.

All other provisions of the Debentures shall remain unchanged and in full force and effect.

Item 9.01	Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: May 4, 2007	By:	/s/ Mitchell Maxwell
Mitchell Maxwell, Chief Executive Officer